
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summarized financial information extracted from the Questar Regulated Services Statements of Income and Balance Sheet for the period ended December 31, 1998, and is qualified in its entirety by reference to such unaudited financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               1,258,510
<TOTAL-OPERATING-REVENUES>                     517,852
<NET-INCOME>                                    55,390

